Exhibit 99.1

Investor Presentation February 2021

L egal Disclaimer 2 Disclaimers and Other Important Information This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Aeva, Inc. (“Aeva” or the “Company”) and InterPrivate Acquisition Corp. (“IPV”) and related transactions (the “Potential Business Combination”) and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. Without the express prior written consent of IPV and Aeva, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of Aeva and the Potential Business Combination or (iv) provided to any other person, except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. IPV and Aeva reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law, in no circumstances will IPV, Aeva or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents (including the internal economic models), its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither IPV nor Aeva has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with IPV, Aeva or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Aeva or the Potential Business Combination. Recipients of this Presentation should each make their own evaluation of Aeva and the Potential Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward - Looking Statements Legend This document contains certain forward - looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Aeva, Inc. (“Aeva”) and InterPrivate Acquisition Corp. (“InterPrivate”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by Aeva and the markets in which it operates, and Aeva’s projected future results. These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this document, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of InterPrivate’s securities, (ii) the risk that the transaction may not be completed by InterPrivate’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by InterPrivate, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the business combination agreement by the shareholders of InterPrivate and Aeva, the satisfaction of the minimum trust account amount following redemptions by InterPrivate’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the announcement or pendency of the transaction on Aeva’s business relationships, performance, and business generally, (vii) risks that the proposed transaction disrupts current plans of Aeva and potential difficulties in Aeva employee retention as a result of the proposed transaction, (viii) the outcome of legal proceedings instituted against Aeva or against InterPrivate related to the business combination agreement or the proposed transaction, (ix) the ability to maintain the listing of InterPrivate’s securities on the New York Stock Exchange, (x) the price of InterPrivate’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (xiii) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (xiv) the risk that Aeva may never achieve or sustain profitability; (xv) the risk that Aeva will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (xvi) the risk that the post - combination company experiences difficulties in managing its growth and expanding operations, (xvii) the risk that third - parties suppliers and manufacturers are not able to fully and timely meet their obligations, (xviii) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xix) the risk that Aeva is unable to secure or protect its intellectual property and (xx) the risk that the post - combination company’s securities will not be approved for listing on the New York Stock Exchange or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of InterPrivate’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, the registration statement on Form S - 4 and proxy statement/consent solicitation statement/prospectus discussed below and other documents filed by InterPrivate from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and Aeva and InterPrivate assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither Aeva nor InterPrivate gives any assurance that either Aeva or InterPrivate will achieve its expectations.

L egal Disclaimer (Cont’d) 3 Use of Projections This Presentation contains projected financial information with respect to Aeva. Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward - Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Financial Information; Non - GAAP Financial Terms The financial information and data contained this Presentation is unaudited and does not conform to Regulation S - X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by IPV with the SEC. Furthermore, some of the projected financial information and data contained in this Presentation, such as Adjusted EBITDA (and related measures), has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Aeva and IPV believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Aeva’s financial condition and results of operations. Aeva’s management uses these non - GAAP measures for trend analyses and for budgeting and planning purposes. Aeva and IPV believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Aeva’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. Management of Aeva does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Aeva’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. You should review Aeva’s audited financial statements, which will be presented in IPV’s preliminary proxy statement to be filed with the SEC, and not rely on any single financial measure to evaluate Aeva’s business. A reconciliation of non - GAAP financial measures in this Presentation to the most directly comparable GAAP financial measures is not included, because, without unreasonable effort, Aeva is unable to predict with reasonable certainty the amount or timing of non - GAAP adjustments that are used to calculate these Non - GAAP financial measures. Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of Aeva, IPV and other companies, which are the property of their respective owners. Additional Information and Where to Find It This document relates to a proposed transaction between Aeva and InterPrivate. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. InterPrivate filed a registration statement on Form S - 4 with the SEC on December 3, 2020 and subsequent amendments on Form S - 4/A, which included a proxy statement of InterPrivate, a consent solicitation statement of Aeva and a prospectus of InterPrivate. The Registration Statement was declared effective by the SEC on February 12, 2021. On February 16, 2021, InterPrivate filed the definitive proxy statement/consent solicitation statement/prospectus with the SEC. The proxy statement/consent solicitation statement/prospectus will be sent to all InterPrivate and Aeva stockholders. InterPrivate also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of InterPrivate and Aeva are urged to read the registration statement, the proxy statement/consent solicitation statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/consent solicitation statement/prospectus and all other relevant documents filed or that will be filed with the SEC by InterPrivate through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by InterPrivate may be obtained free of charge from InterPrivate’s website at https://ipvspac.com/ or by written request to InterPrivate at InterPrivate Acquisition Corp., 1350 Avenue of the Americas, New York, NY 10019. Participants in Solicitation InterPrivate and Aeva and their respective directors and officers may be deemed to be participants in the solicitation of proxies from InterPrivate’s stockholders in connection with the proposed transaction. To the extent that holdings of InterPrivate’s securities have changed since the amounts printed in InterPrivate’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/consent solicitation statement/prospectus regarding the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph.

Aeva Confidential - Do Not Share Without Written Permission Vision Reflectivity Dep t h Velocity 10 +7 m/s 10 +10 m/s 10 +13 m/s 10 - 10 m/s 10 - 10 m/s 10 - 7 m/s 10 - 13 m/s 1 0 0 m/s Perception for All Devices

Key Investment Highlights

Breakthrough Technology to Capture Existing TAM & Create New Categories	• **World's first 4D LiDAR on a Chip** combining instant velocity, long range, low power consumption at industry leading costs • **Proven silicon photonics technology,** enabling mass production scale across broad applications • **The "end state" for automotive** applications and **the "next wave" for consumer and industrial** perception
Revenue Visibility from Commercial Partnerships in Automotive	• Agreements with top four customers represent **cumulative projected revenue of ~$1.3Bn, including +$440MM in 2025**[1] • **Strategic partnership with Porsche SE** and the world's largest automotive OEMs and technology / mobility players • **Collaborations with Denso and ZF,** two of the world's largest automotive Tier-1s
Redefining Perception for Consumer Devices and Beyond…	• **Unique advantages** due to superior resolution, silicon chip form factor, and micrometer/second velocity sensing • **Only integrated LiDAR solution for consumer applications** - creating new perception categories across devices • Aeva expects to enable broad adoption of **AR/VR on mobile devices and smart glasses, high-definition mapping, contactless health monitoring**, industrial automation, robotics and security
Superior Operating Model Driving Compelling Valuation Metrics	• **Multi year programs provide strong visibility** into revenue growth and efficient operational planning • High margin, scalable business model **forecasted to achieve break even without further capital** • $1.8Bn post-money Enterprise Value, representing **2.0x EV / 2025E revenue and 5.1x EV / 2025E EBITDA**

[1] Reflects terms and conditions for agreements and production MOUs. Does not represent firm purchase commitments and does not reflect production purchase orders unless and until received. Actual sales may differ materially from projected volume.

5

Aeva's Experienced Team

Founded in 2017 by former leaders from Apple and Nikon



Soroush Salehian
CEO and Co-Founder

- Head of Sensing Program Management at Apple SPG
- Led System Program Management for Apple Watch 1
- Founder at BlueLibris (Acq'd) - wearable health sensing Product
- Stanford Mechatronics



Mina Rezk
CTO and Co-Founder

- Head of Optical Sensing - Apple SPG
- Led World's 1st Commercial Precision LiDAR at Nikon
- 17 years Developing Sensor Fusion Systems for Autos, Aero
- 25+ Patents on sensing technology design and commercialization



Saurabh Sinha
CFO

- CFO / SVP & Chief Accounting Officer at JUUL Labs
- Corporate Controller & FP&A at InvenSense
- Sr. Director of Finance and Accounting at Symmetricom
- The Wharton School



Tushar Moorti
Systems Engineering

- 20 years of systems and algorithms leadership
- Director of System Algorithms @ Apple
- Director of Systems Architecture @ Broadcom



Peter Kuepper
Business

- 16 years of automotive development and leadership for vehicle series production
- Director of Program Management @ BMW



Pradeep Srinivasan
Silicon Photonics

- 17 years of Silicon Photonics development and engineering leadership
- Head of Silicon Photonics @ Rockley
- Led Silicon Photonics Integration @ Intel

6

Aeva's Rapid Pace of Breakthrough Technology To Market

AEVA

BUSINESS

2017 — **Founded**
By Soroush Salehian and Mina Rezk



Released A-Series 4D LiDAR to Key Partners

Audi

Revealed Audi AID Partnership

VOLKSWAGEN

Revealed Investment from VW Porsche SE

Announced First 4D LiDAR Fully Integrated on Chip

ZF

Revealed ZF Production Collaboration to bring first 4D LiDAR to auto mass scale

Additional $200m investment
Expected business combination gross proceeds increased to **$563MM**

DENSO

Revealed Denso Collaboration to bring 4D LiDAR to auto mass market tu simple

Revealed TuSimple Partnership to bring self-driving trucks to market

2017 — 2018 — 2019 — 2020 — 2021



First 4D LiDAR Sample
Initial Prototype Data



Aeva A-Series 4D LiDAR
First 4D LiDAR with Long Range and Velocity



4D LiDAR
AEVA

Aeva's 2nd Gen 4D LiDAR on Chip
All LiDAR Optics Fully integrated on Silicon Photonics



Aeries Deployment
120˚ Field of View
Long Range

TECHNOLOGY

AEVA TODAY

KEY PARTNERS AND INVESTORS

VOLKSWAGEN | DENSO | ZF | tu simple



Confidential

Adage Capital Management | LUX | Canaan PARTNERS | Sylebra Capital

KEY STATS

30 Customer Pipeline

100+ Team Members

4 Strategic Manufacturing Partners

45+ Patents

7

Evolution of Sensing for Machine Perception

Meets Perception | Partially Meets | Does Not Meet



Sensing Requirement
COLOR
VELOCITY
DEPTH
REFLECTIVITY
INERTIAL MOTION
Camera
Radar
Legacy 3D LiDAR (ToF)
Other LiDARs today
Aeva 4D LiDAR

- Machine perception has evolved from using basic vision sensors to multiple sensing solutions for new capability and safe function
- Today's devices require **color, velocity, depth, reflectivity and inertial motion**
- Camera measures color at high resolutions and can infer depth
- Radar measures velocity and depth at lower resolutions
- Legacy 3D LiDAR is based on Time of Flight (ToF) technology and measures depth and reflectivity, but with limitations in performance and costs

Aeva 4D LiDAR is the first sensing solution to meet all machine perception requirements and is built on Silicon Photonics enabling broad adoption at Industry Leading Costs

8

Massive Opportunity Across Multiple Large Markets

Contracted Projects Underway in Automotive…

Automotive

Trucking



Passenger Cars



Mobility



+$100Bn
ADAS+AV
2025E TAM

+$160Bn
ADAS+AV
2030E TAM

Production Start 2024

… Drive Expansion into Proven Applications Using 4D LiDAR Technology

Other Markets

Consumer Electronics



+$13Bn ▶ **+$26Bn**

Consumer Health



+$1Bn ▶ **+$12Bn**

Industrial Robotics & Security



+$4Bn ▶ **+$7Bn**

+$18Bn
2025E TAM

+$46Bn
2030E TAM

Production Start 2025

Sources: Gartner, IDC, Deloitte, IHS Markit, International Federation of Robotics, Aeva estimates

9

Redefining Perception for Consumer Applications

- 4D LiDAR Chip **unlocks perception across devices**
  - **6x Longer Range** allows for Augmented Reality and Virtual Reality in large open spaces
  - Micrometer depth precision provides **superior resolution for high definition 3D mapping**
  - No sunlight degradation **expands outdoor operational range during daylight**
  - Instant velocity measurements at micrometer per second precision enables **contactless health monitoring**
  - Silicon photonics chip using processes already **manufacturing at millions of units today**


UNITED STATES OF AMERICA
LIBERTY
IN GOD WE TRUST
QUARTER DOLLAR


Aeva 4D LiDAR
High Resolution
Long Range
Precise Instant Velocity

10

Groundbreaking Technology

Differentiated 4D LiDAR Core Design...


Aeva 4D LiDAR
FMCW¹ / Coherent Detection
Aeva is the Only FMCW LiDAR Company Meeting Perception Needs
Silicon Photonics Chip
FM Laser
Detector
Optical Processing
Low Continuous Power
Eye Safety Margin
Low
High
vs
Legacy 3D LiDAR (Time of Flight)
AM / Direct Detection
High Pulsed Power
All LiDARs Today
AM Laser
Detector
Eye Safety Margin
Low
High

AEVA 4D LiDAR Superior Capability

✓ **Instant Velocity for every pixel**
- Provides unprecedented perception capability

✓ **Free from all interference (LiDAR or Sun)**
- Drives mass market adoption

✓ **100x higher sensitivity**
- Enables ultra long range of detection at a fraction of the power

✓ **First LiDAR Integrated on Silicon Photonics**
- Enables large volume scalability at low cost

Only Sensing Solution Built from the Ground Up on Silicon Photonics for Mass Scale Application in Automotive, Consumer Electronics and Beyond

[1] Frequency Modulated Continuous Wave

12

…Underpinned by Proprietary Breakthrough Technology…

AEVA

Custom Semiconductor Fiberless Laser	• Proprietary semiconductor laser based on proven processes • **30x Lower costs vs Legacy 3D LiDAR**
Custom Receiver	• Proven CMOS based photodetector integrated on Silicon Photonics **without the use of exotic processes**
Silicon Photonics Optical Engine	• Key LiDAR components **integrated on Silicon Photonics** leveraging proven CMOS processes in telecom
Super Pixel Density Per Beam	• Unique modulation **breaks legacy 3D LiDAR dependency between max range and pixel density** • Each beam capable of millions of pixels / second
ASIC Processor with Unique DSP	• **Custom ASIC built from ground up for 4D LiDAR** unique data stream qualified for automotive and beyond • Proprietary DSP software algorithms for long range
Perception Software	• **Proprietary low power perception software** purpose built on Aeva ASIC to leverage unique raw 4D data • **Multi-year on road testing and data validation** by key customers



First 4D LiDAR on Chip

Aeva Brings Perception to Broad Applications at Industry Leading Cost

13

…that Solves FMCW Limitations

4D LiDAR

	AEVA	Conventional FMCW
Point density	🟢 Millions of pixels per second per beam	🔴 Up to ~0.2 million pixels per second per beam
Processing time	🟢 5x faster object detection versus legacy 3D LiDAR	🔴 Longer than legacy 3D LiDAR (ToF)
Laser/transceiver count	🟢 Low beam count, fiberless semiconductor laser	🔴 Up to 10x more transceiver count needed to achieve required resolution
Power	🟢 Lower power due to lower transceiver count and core IP	🔴 High power due to higher number of transceivers and processing complexity
Manufacturing Scale	🟢 Proven semiconductor processes in millions / year	🟡 Not proven in scale
Cost	🟢 Affordable cost with visibility on cost trajectory	🔴 Higher cost due to optics and electronics complexity

🟢 Meets Requirement 🟡 Unproven 🔴 Does Not Meet

Aeva 4D LiDAR Addresses the Limitations of Conventional FMCW and 3D LiDARs

Sources: Company public data and physics

14

O nly Solution Meeting Next - ADAS and AV Requirements at Cost Automotive Requirements Next - ADAS and AV Requirement Automotive Grade Automotive / Tier - 1 Yes Competitor 1 In House Dev Competitor 2 In House Dev Competitor 3 Yes Competitor 4 Yes Range @ 10% (m) >200 250 220 250 110 / 170 80 Best Reso lution ( ˚) <0.1 <0.05 0.11 0.07 0.1 / 0.2 0.8 Fiel d of V iew (˚) >100 x 30 120 x 30 360 x 40 120 x 30 115 x 25 145 x 3.2 Instant Velocity Major Advantage Expected Requirement 5 cm/s No No No No Light Interference None IMMUNE Degraded Degraded Degraded Degraded LiDAR Interference None IMMUNE Poor Poor Poor Poor Weather Performance 200 m inclement weather Yes No Yes No No Optical Power Low Low Continuous Med Pulse High Pulse High Pulse Low Pulse Costs $ $ $$$ $$ $$ $ Meets Performance Partially Meets Does Not Meet 15 Sources: Company public data and physics

Deep Competitive Moats

Integration on Silicon Photonics IP

- Core LiDAR components integrated on breakthrough silicon photonics platform
- Custom fiberless laser capable of long range at low power without use of exotic materials

Breakthrough FMCW IP

- Unique frequency modulation enables long range and high resolution simultaneously
- Superior performance with low beam and transceiver count

Aeva 4D LiDAR



4D Algorithms and Software IP

- Proprietary digital signal processing (DSP) algorithms and perception software crucial to high performance 4D LiDAR
- Over-the-air (OTA) upgradable software updates

Mass Scalability at Affordable Costs

- Proven semiconductor manufacturing enables rapid production scalability at low costs
- Two top Tier-1 partnerships with proven automotive-grade quality and large distribution scale

Unique Market Opportunities

- 4D LiDAR chip enables new applications in consumer electronics with small form factor and low power
- Consumer health applications requiring accurate velocity measurements

16

A eva 4D LiDAR Technology Snapshot Long Range and High Pixel Density 1000x Higher Dynamic Range Reflectivity Measure Instant Motion for Every Pixel High Definition Camera 10 +10 m/s - 12 m/s Aeva 4D LiDAR 17

Aeva Confidential - Do Not Share Without Written Permission With Creative Partnerships and Commercialization

Partnering with Automotive Leaders to Bring 4D LiDAR to Market

Investments and endorsement from one of the world's largest automotive OEMs

Collaborations with two of the largest Tier-1 suppliers with deep automotive-grade experience and massive distribution scale

Collaboration with top technology/mobility player to deploy 4D LiDAR for autonomous vehicle platform

First production expected starting 2024
Automotive applications across passenger vehicle, trucking and technology/mobility

PORSCHE SE

- Investments in Aeva in 2018 and 2019 from Porsche SE, majority owner of the VW Group
- Aeva is engaged with the VW Group on LiDAR for next-generation vehicle platforms

TuSimple

- TuSimple is a leader in self-driving truck technology and partnered with top OEMs across EU and US to develop autonomous trucks
- TuSimple has been working with Aeva since 2019 and is partnered with Aeva to deploy 4D LiDAR for trucking

DENSO

- DENSO is one of the largest automotive Tier-1 suppliers and a leader in commercializing advanced technologies at affordable costs
- Collaboration with DENSO is focused on bringing 4D LiDAR to the mass consumer vehicle market

ZF

- ZF is one of the world's largest automotive Tier-1 manufacturers and suppliers to most top OEMs
- Collaboration with ZF to manufacture and distribute automotive-grade 4D LiDAR

19

“ LiDAR is a key enabling technology when it comes to providing sensing and perception capability required to achieve highly automated driving at scale . However, a LiDAR that is high enough performance to meet the requirements for autonomy and at affordable cost has been historically very challenging . We have found Aeva’s 4 D LiDAR is the top solution on the market because it addresses these problems in a scalable way . Aeva has the unique ability to measure velocity at the pixel level with high resolutions, and at long ranges — all of which are critical to help enhance the factor of safety for automated driving . These along with a compact form factor that is integrated at the silicon chip level, make Aeva the top solution to enable autonomous driving at production scale . ” Alex Hitzinger, CEO of ARTEMIS, Volkswagen Group z VW Group V alidation for Aeva’s Performance and Scalability 20

z ZF V alidation for Aeva’s Performance and Scalability “ Aeva’s unique FMCW 4 D LiDAR combines direct velocity measurements with long range performance, and is built on silicon chip scale, making it the right choice for autonomous driving . 4 D LiDAR is also immune to interference, which is important for the factor of safety and the scalability of self - driving cars . ” Torsten Gollewski, EVP of Autonomous Mobility Solutions at ZF ZF is one of the world’s largest automotive Tier - 1 manufacturers and suppliers to most top OEMs Collaboration with ZF to manufacture and distribute automotive - grade 4D LiDAR 21

z D E N S O V alidation for Aeva’s Performance and Scalability “ Aeva’s FMCW 4 D LiDAR solution addresses the missing link for perception in automated driving and advanced driver - assistance systems, with its unique ability to meet the stringent automotive performance and safety requirements . ” Kazuma Natsume, Director of AD & ADAS Engineering Div. 2 at DENSO DENSO is one of the world’s largest automotive Tier - 1 suppliers with components in most car models and a leader in commercializing advanced technologies at affordable costs Aeva’s collaboration with DENSO is focused on bringing 4D LiDAR to mass vehicle market 22

z TuSimple V alidation for Aeva’s Performance and Scalability “ Aeva’s 4 D LiDAR solution provides a unique ability to measure instant velocity along with distance, and at longer ranges , which when combined with the other sensors in our technology stack, provides complementary capabilities to our autonomous system . Aeva shares our strict standards for safety and reliability, making them a great partner for our LiDAR solutions . ” 23 Chuck Price, Chief Product Officer at TuSimple TuSimple is a leader in self - driving truck technology and has partnerships with the top trucking OEMs across US and Europe. TuSimple has been working with Aeva since 2019 and is partnered with Aeva to deploy 4D LiDAR for autonomous trucking

Illustrative Development Timeline to Deploy Global Scale by 2024

Utilizing production ready automotive Tier-1 manufacturing partners for rapid and global scale to customers by 2024

Illustrative Timeline to Series Production



2021
2022
2023
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
A Series Platform Production & Qualification
Auto-B Sample Development
Auto-B Production & Qualification
Auto-C Sample Development
Auto-C Production & Qualification
Auto-D Production & Qualification
SOP
Series Development
Production at Automotive Plant
Start of Production

24

Bringing Perception to Broad Applications

Diverse Applications

Automotive (red)



Consumer Electronics (orange)



Consumer Health (green)



Industrial & Security (teal)


2547



Powerful Software Stack

Detection Module	Classification Module	Motion State Estimation	Device Positioning	Bio metrics	Remote ID
● red ● orange ● green ● teal	● red ● orange ● teal	● red ● orange ● green ● teal	● red ● orange	● green	● teal

Unprecedented Raw Data

VELOCITY · DEPTH · REFLECTIVITY · COLOR

Proprietary Hardware Developed On Proven Semiconductor Process

Silicon Photonics Chip · Custom Processor · Scanning

25

Aeva Confidential - Do Not Share Without Written Permission Financial Summary

Robust Growth Trajectory

- **We sell perception solutions across four verticals**
  - 4D LiDAR System + Perception Software for **Automotive, Industrial, and Security**
  - Silicon Photonics Engine + Software algorithms for **Consumer Electronics**
- **Sales to Automotive OEMs for production vehicles expected to commence in 2024E and include ADAS and Autonomous solutions for Passenger Vehicles, Trucks and Technology / Mobility**
  - Top 4 customers represent 50% of 2025E Automotive revenue
  - Customers across passenger vehicle, trucking, and mobility drive broad adoption in Automotive and represent high-growth revenue opportunities
  - Collaborations with top Tier-1s including Denso and ZF significantly expand Aeva's 4D LiDAR distribution reach to the world's top OEMs
- **Existing customer demand beyond automotive to deploy Aeva's 4D LiDAR for production in:**
  - Depth sensing and Biometric applications for consumer electronics
  - Autonomous navigation and safety function for industrial robotics
  - Next-generation security application
- **Prior to series production which is expected to occur in 2024E, revenue is primarily from:**
  - Automotive development unit sales
  - Non-automotive development unit sales
  - NRE revenue

Estimated Annual Revenue (2020-2025)



Annual Revenue ($MM)
Includes +$440MM from Agreements with Top 4 Existing Customers[1]
$5
$11
$35
$75
$286
$880
2020E
2021E
2022E
2023E
2024E
2025E

2025E Revenue Breakdown



By Vertical
Consumer 12%
Industrial 7%
Security 3%
Auto 78%



By Type
NRE Revenue 4%
Solutions Revenue 96%

[1] Reflects terms and conditions for agreements and production MOUs. Does not represent firm purchase commitments and does not reflect production purchase orders unless and until received. Actual sales may differ materially from projected volume.

Source: Aeva estimates

27

Attractive Margin and Free Cash Flow Profile

- **Highly profitable business model demonstrated by healthy margins**
  - Aeva system is composed of 3 core components, each is already being produced based on proven high volume semiconductor processes providing high visibility into production COGS
  - Significant operating leverage from R&D, S&M and G&A
  - Breakeven profitability and free cash flow in 2024
- **Leveraging world's top manufacturing partners for production and distribution**
  - Existing partnerships for key component production including with leading Semiconductor foundries on proven processes for telecom
  - Collaborations with top Tier-1s for Automotive (e.g., ZF) and other contract manufacturing partners enable scale across all four verticals
  - Resulting in no manufacturing CapEx
- **Foundational technology platform drives mass adoption of Aeva perception solutions across devices**
  - Same silicon photonics technology validated by Automotive requirement enables broad adoption into Consumer Electronics, Industrial and Security
  - Scaling of feature set possible at core component level for cost-optimized solutions
  - Additional revenue opportunity with new software feature set with OTA updates leveraging Aeva's unique 4D data

Estimated Gross Profit



Total gross profit
% margin
Gross Profit ($MM)
% Margin
$3
$5
$19
$43
$177
$552
43%
53%
57%
62%
63%
2020E
2021E
2022E
2023E
2024E
2025E

Estimated Adjusted EBITDA



EBITDA Margin
7%
39%
Adj. EBITDA ($MM)
($27)
($65)
($82)
($88)
$21
$347
2020E
2021E
2022E
2023E
2024E
2025E

Estimated Free Cash Flow



Adj. EBITDA Less CapEx ($MM)
($28)
($69)
($91)
($100)
$15
$343
2020E
2021E
2022E
2023E
2024E
2025E

[1] Adjusted EBITDA defined as Operating Income (Loss) plus Depreciation and Amortization and stock based compensation; Free Cash Flow defined as Adjusted EBITDA minus Capital Expenditures

Source: Aeva estimates

28

Path to ~$3Bn 2030E Adjusted EBITDA

Potential Long-Term Growth Vectors

- Further adoption of L2+/3 ADAS and L4/5 Autonomy in passenger vehicles, trucks and mobility platforms
- Proliferation of LiDAR for use in consumer electronics (phones, tablets, and smart devices in the home)
- Broad use of LiDAR for health measurements in wearables and consumer health products
- Increased distribution of LiDAR to supplement comprehensive security systems and protocols
- Deployment of autonomous robots and manufacturing in smart factories

2030E Targets

~$200Bn TAM
(Auto, Consumer Electronics, Consumer Health, Industrial & Security)

~3%
Penetration Rate

45%+ EBITDA
Margin Opportunity

>$6Bn Revenue

~$3Bn EBITDA

Aeva is Uniquely Positioned to Realize Broad Adoption of Perception Across Devices by 2030

Sources: Gartner, IDC, Deloitte, IHS Markit, International Federation of Robotics, Aeva estimates

29

Aeva Confidential - Do Not Share Without Written Permission Transaction Overview

Transaction Overview

Transaction Structure

- InterPrivate and Aeva entered into a business combination agreement on November 2, 2020
  - The transaction is expected to close on or about March 12, 2021
- It is anticipated that the post-closing combined company will be listed on the NYSE and be renamed “Aeva Technologies, Inc.”

Valuation

- Transaction reflects a $1,706MM pre-money equity valuation for Aeva, representing a highly attractive opportunity to invest in a leader in next-generation 4D LiDAR Technology
- Aeva to receive $511MM cash at closing to fund its attractive growth opportunities[1]
- $2,299MM post-money Equity Value[1]
- $1,756MM Enterprise Value, with no material debt outstanding at closing[1]

Capital Structure

- The transaction will be funded by a combination of $243MM[1] cash held in trust and $320MM in PIPE proceeds
- All-primary transaction; existing Aeva shareholders, including management, are rolling all of their equity and collectively own 74% of the pro forma company at closing

[1]Based on InterPrivate's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 10, 2021, as amended, and assumes no stockholder conversions

31

Pro Forma Equity Ownership

Sources and Uses[1,2]

$ in millions

Sources	
InterPrivate Trust	$243
Rollover Equity	$1,706
PIPE	$320
Existing Cash on Balance Sheet[3]	$32
Total Sources	**$2,301**

Uses	
Existing Cash on Balance Sheet[3]	$32
Cash to Balance Sheet (Cash in)	$511
Rollover Equity	$1,706
Fees & Other Transaction Expenses	$52
Total Uses	**$2,301**

- All Aeva preferred and common equity holders received stock in public company
- Proceeds from transaction used to capitalize balance sheet for $511MM
- Aeva will use proceeds to primarily fund:
  - Operating expenses incurred to support significant demand from leading Automotive customers
  - Substantial research and development activities devoted to developing the next-generation of customized solutions for mass production
  - Working capital to support increasing production demand
- Completion of the transaction is expected to occur on or about March 12, 2021

Pro Forma Valuation[1]

$ in millions (Share Price in $)

Share Price	$10.00
Pro Forma Shares Outstanding[4]	229.87
Equity Value	**$2,299**
Plus: Debt	0
Less: Cash to Balance Sheet	$543
Enterprise Value	**$1,756**

Pro Forma Post Money Ownership[1,4]

% / millions of shares


Public Shares
11% / 24.2
PIPE Investor Shares
12% / 28.2
IPV Sponsor Shares
3% / 6.9
Existing Avea
Shareholders
74% / 170.6

[1]Based on InterPrivate's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 10, 2021, as amended, and assumes no stockholder conversions [2] Based on Aeva and IPV capital structure as of September 30,2020. [3] Includes Aeva and IPV existing cash on Balance Sheet as of Sept 30, 2020. [4] Includes 23.5MM of Options and RSUs, and does not include 12.4MM of total SPAC warrants (12.1MM public and 0.3MM from sponsor) outstanding at a strike price of $11.50.

32

Perception for All Devices